UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BODISEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	98-0391367 (I.R.S. Employer Identification No.)
North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone, Yang Ling, People's Republic of China (Address of principal executive offices)	712100 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be registered	each class is to be registered
Common Stock	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: ________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered are Bodisen Biotech, Inc.’s (the “Registrant”) common stock, par value $.0001 per share. As of August 23, 2005, the Registrant had 15,310,824 common shares issued and outstanding. All common shares rank equally as to (i) voting rights, (ii) dividend rights, and (iii) participation in a distribution of assets from the Registrant in the event of a liquidation, dissolution or winding-up of the Registrant.

Distributions in the form of dividends, if any, are determined by the Registrant’s board of directors.

Each holder of common shares is entitled to receive notice and to attend and vote at all meetings of shareholders of the Registrant. Each common share carries with it the right to one vote. The common shares do not have cumulative voting, pre-emptive, purchase or conversion rights.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BODISEN BIOTECH, INC.

Date: August 25, 2005	By:	/s/ Qiong Wang
Qiong Wang
Chief Executive Officer